EXHIBIT 99.1

Edible Garden Appoints Capital Markets Veteran Michael Naidrich To Board Of Directors

Financial Services Executive Brings More Than 30 Years Of Capital Markets And Public Company Leadership Experience

BELVIDERE, NJ, December 30, 2025 — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leading provider of controlled environment agriculture (CEA) solutions and sustainable, locally grown organic produce, today announced the appointment of Michael Naidrich to its Board of Directors, effective immediately. Mr. Naidrich has been appointed to the Audit Committee, Compensation Committee and Nominating and Governance Committee and will serve as Chair of the Audit Committee.

Mr. Naidrich brings more than three decades of experience in capital markets, financial services leadership, and public-company governance. Mr. Naidrich currently serves as Chief Executive Officer of AmeriVet Securities, Inc., a service-disabled veteran-owned business and Minority Business Enterprise providing capital markets and financing services across multiple lines of business. Previously, he led the Capital Markets team at Tigress Financial Partners, where he advised public companies on market strategy, capital formation, and investor engagement. Previously, Mr. Naidrich served as President of Nova Capital Markets, overseeing the firm’s day-to-day operations, regulatory compliance, and strategic execution. Earlier in his career, he played a leadership role in the development of a direct access trading platform at Moors & Cabot following the acquisition of NDB Capital Markets by Deutsche Bank. Prior to the acquisition, Mr. Naidrich held senior leadership and trading roles at NDB Capital Markets and served on the firm’s Senior Management team. Mr. Naidrich maintains multiple FINRA registrations.

“Michael’s deep expertise in capital markets, corporate governance, and financial strategy will be a valuable asset as Edible Garden continues to execute on its growth strategy,” said Jim Kras, Chief Executive Officer of Edible Garden. “His experience scaling financial platforms, advising public companies, and navigating complex market environments aligns well with our focus on disciplined growth, margin expansion, and long-term shareholder value creation.”

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“I am honored to join the Board of Edible Garden at an exciting time in the Company’s evolution,” said Mr. Naidrich. “I believe Edible Garden’s differentiated Zero-Waste Inspired® platform, sustainability-driven operating model, and expanding branded CPG portfolio position the Company well for long-term growth. I look forward to working with the Board and management team to support the Company’s strategic and financial objectives.”

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), delivering locally grown, organic, better-for-you, sustainable produce and products through its Zero-Waste Inspired® next-generation farming model. Available in over 5,000 retail locations across the United States, Caribbean, and South America, Edible Garden is at the forefront of the CEA and sustainability technology movement, distinguished by its advanced safety-in-farming protocols, sustainable packaging, patented GreenThumb software, and innovative Self-Watering in-store displays. The Company operates state-of-the-art, vertically integrated greenhouses and processing facilities, including Edible Garden Heartland in Grand Rapids, Michigan; Edible Garden Prairie Hills in Webster City, Iowa; and its headquarters at Edible Garden Belvidere in New Jersey. It also partners with a network of contract growers strategically located near major U.S. markets to ensure freshness and reduce environmental impact.

Edible Garden’s proprietary GreenThumb 2.0 software—protected by U.S. Patents US 11,158,006 B1, US 11,410,249 B2, and US 11,830,088 B2—optimizes vertical and traditional greenhouse growing conditions while aiming to reduce food miles. Its patented Self-Watering display (U.S. Patent No. D1,010,365) is designed to extend plant shelf life and elevate in-store presentation. In addition to its core CEA operations, Edible Garden owns three patents in advanced aquaculture technologies: a closed-loop shrimp farming system (US 6,615,767 B1), a modular recirculating aquaculture setup with automated water treatment and feeding (US 10,163,199 B2), and a sensor-driven ammonia control method utilizing electrolytic chlorine generation (US 11,297,809 B1).

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The Company has been recognized as a FoodTech 500 firm by Forward Fooding, a leading AgriFoodTech organization, and is a Giga Guru member of Walmart’s Project Gigaton sustainability initiative. Edible Garden also develops and markets a growing line of nutrition and specialty food products, including Vitamin Way® and Vitamin Whey®—plant and whey protein powders—and Kick. Sports Nutrition, a premium performance line for health-conscious athletes seeking cleaner, better-for-you options. The Company’s offerings further include fresh, sustainable condiments such as Pulp fermented gourmet and chili-based sauces, as well as Pickle Party, a collection of fermented fresh pickles and krauts.

Learn more at https://ediblegardenag.com.

For Pulp products, visit https://www.pulpflavors.com.

For Vitamin Whey® products, visit https://vitaminwhey.com.

For Kick. Sports Nutrition products, visit https://kicksportsnutrition.net/

Watch the Company’s latest corporate video here.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s growth strategies, ability to expand its distribution network and distribution relationships, and performance as a public company. The words “believe,” “strategy,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to achieve its growth objectives and other factors set forth in the Company’s filings with the Securities and Exchange Act Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2024 and subsequent quarterly reports on Form 10-Q. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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